Exhibit 4.1

APEX SILVER MINES LIMITED,

as Issuer,

and

THE BANK OF NEW YORK,

as Trustee

4.0% Convertible Senior Subordinated Notes due 2024

INDENTURE

Dated as of October 15, 2004

CROSS REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	13.02
(d)	7.06
314(a)	4.02; 4.03; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	14.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01

N.A. means Not Applicable.

*              Note:  This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

TABLE OF CONTENTS*

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01	Definitions
SECTION 1.02	Other Definitions
SECTION 1.03	Incorporation by Reference of Trust Indenture Act
SECTION 1.04	Rules of Construction
SECTION 1.05	Acts of Holders

ARTICLE 2 THE SECURITIES
SECTION 2.01	Form and Dating
SECTION 2.02	Execution and Authentication
SECTION 2.03	Registrar, Paying Agent and Conversion Agent.
SECTION 2.04	Paying Agent to Hold Money and Securities in Trust
SECTION 2.05	Securityholder Lists
SECTION 2.06	Transfer and Exchange
SECTION 2.07	Replacement Securities
SECTION 2.08	Outstanding Securities; Determinations of Holders’ Action
SECTION 2.09	Temporary Securities
SECTION 2.10	Cancellation
SECTION 2.11	Persons Deemed Owners
SECTION 2.12	Global Securities
SECTION 2.13	CUSIP Numbers
SECTION 2.14	Additional Securities
SECTION 2.15	Additional Interest Under the Registration Rights Agreement

ARTICLE 3 REDEMPTION AND PURCHASES
SECTION 3.01	Right to Redeem; Provisional Redemption; Optional Redemption; Notices to Trustee

*              Note:  This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

i

SECTION 3.02	Selection of Securities to Be Redeemed
SECTION 3.03	Notice of Redemption
SECTION 3.04	Effect of Notice of Redemption
SECTION 3.05	Deposit of Redemption Price
SECTION 3.06	Securities Redeemed in Part
SECTION 3.07	Conversion Arrangement on Call for Redemption
SECTION 3.08	Repurchase of Securities at Option of the Holder
SECTION 3.09	Company’s Right to Elect Manner of Payment of Make Whole Payment and Repurchase Price
SECTION 3.10	Effect of Repurchase Notice
SECTION 3.11	Deposit of Repurchase Price
SECTION 3.12	Securities Repurchased in Part
SECTION 3.13	Repayment to the Company
SECTION 3.14	Redemption of Securities at Option of the Holder upon Fundamental Change

ARTICLE 4
COVENANTS
SECTION 4.01	Payment of Securities
SECTION 4.02	SEC and Other Reports
SECTION 4.03	Compliance Certificate
SECTION 4.04	Further Instruments and Acts
SECTION 4.05	Maintenance of Office or Agency
SECTION 4.06	Delivery of Certain Information
SECTION 4.07	Covenant to Comply With Securities Laws Upon Purchase of Securities
SECTION 4.08	Limitation on Liens

ARTICLE 5
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
SECTION 5.01	Company May Consolidate on Certain Terms
SECTION 5.02	Successor to be Substituted
SECTION 5.03	Opinion of Counsel to be Given Trustee

ARTICLE 6
DEFAULTS AND REMEDIES
SECTION 6.01	Events of Default

SECTION 6.02	Acceleration
SECTION 6.03	Other Remedies
SECTION 6.04	Waiver of Past Defaults
SECTION 6.05	Control by Majority
SECTION 6.06	Limitation on Suits
SECTION 6.07	Rights of Holders to Receive Payment
SECTION 6.08	Collection Suit by Trustee
SECTION 6.09	Trustee May File Proofs of Claim
SECTION 6.10	Priorities
SECTION 6.11	Undertaking for Costs
SECTION 6.12	Waiver of Stay, Extension or Usury Laws

ARTICLE 7
TRUSTEE
SECTION 7.01	Duties of Trustee
SECTION 7.02	Rights of Trustee
SECTION 7.03	Individual Rights of Trustee
SECTION 7.04	Trustee’s Disclaimer
SECTION 7.05	Notice of Defaults
SECTION 7.06	Reports by Trustee to Holders
SECTION 7.07	Compensation and Indemnity
SECTION 7.08	Replacement of Trustee
SECTION 7.09	Successor Trustee by Merger
SECTION 7.10	Eligibility; Disqualification
SECTION 7.11	Preferential Collection of Claims Against Company

ARTICLE 8
DISCHARGE OF INDENTURE
SECTION 8.01	Discharge of Liability on Securities
SECTION 8.02	Repayment to the Company

ARTICLE 9
AMENDMENTS
SECTION 9.01	Without Consent of Holders
SECTION 9.02	With Consent of Holders
SECTION 9.03	Compliance with Trust Indenture Act

SECTION 9.04	Revocation and Effect of Consents, Waivers and Actions
SECTION 9.05	Notation on or Exchange of Securities
SECTION 9.06	Trustee to Sign Supplemental Indentures
SECTION 9.07	Effect of Supplemental Indentures

ARTICLE 10
CONVERSION
SECTION 10.01	Conversion Privilege
SECTION 10.02	Conversion Procedure
SECTION 10.03	Fractional Shares
SECTION 10.04	Taxes on Conversion
SECTION 10.05	Company to Provide Ordinary Shares
SECTION 10.06	Adjustment for Change in Capital Stock
SECTION 10.07	Adjustment for Rights Issue
SECTION 10.08	Adjustment for Other Distributions
SECTION 10.09	Adjustment for Company Tender Offer
SECTION 10.10	When Adjustment May Be Deferred
SECTION 10.11	When No Adjustment Required
SECTION 10.12	Notice of Adjustment
SECTION 10.13	Voluntary Increase
SECTION 10.14	Notice of Certain Transactions
SECTION 10.15	Reorganization of Company; Special Distributions
SECTION 10.16	Company Determination Final
SECTION 10.17	Trustee’s Adjustment Disclaimer
SECTION 10.18	Simultaneous Adjustments
SECTION 10.19	Successive Adjustments
SECTION 10.20	Rights Issued in Respect of Ordinary Shares Issued Upon Conversion
SECTION 10.21	Withholding Tax Liability on Adjustment of Conversion Rate
SECTION 10.22	Conversion After a Public Acquirer Change of Control
SECTION 10.23	Adjustment for Conversion Upon a Cash Take-Over Transaction

ARTICLE 11
PAYMENT OF INTEREST
SECTION 11.01	Interest Payments
SECTION 11.02	Defaulted Interest
SECTION 11.03	Interest Rights Preserved

ARTICLE 12
SUBORDINATION
SECTION 12.01	Securities Subordinated to the Project Indebtedness
SECTION 12.02	Subrogation
SECTION 12.03	Obligation of the Company is Absolute and Unconditional
SECTION 12.04	Maturity of or Default on Project Indebtedness
SECTION 12.05	Payments on Securities Permitted
SECTION 12.06	Effectuation of Subordination by Trustee
SECTION 12.07	Knowledge of Trustee
SECTION 12.08	Trustee’s Relation to Project Indebtedness
SECTION 12.09	Rights of Holders of Project Indebtedness Not Impaired
SECTION 12.10	Modification of Terms of Project Indebtedness

ARTICLE 13
MISCELLANEOUS
SECTION 13.01	Trust Indenture Act Controls
SECTION 13.02	Notices
SECTION 13.03	Communication by Holders with Other Holders
SECTION 13.04	Certificate and Opinion as to Conditions Precedent
SECTION 13.05	Statements Required in Certificate or Opinion
SECTION 13.06	Separability Clause
SECTION 13.07	Rules by Trustee, Paying Agent, Conversion Agent and Registrar
SECTION 13.08	Calculations
SECTION 13.09	Legal Holidays
SECTION 13.10	GOVERNING LAW
SECTION 13.11	No Recourse Against Others
SECTION 13.12	Successors
SECTION 13.13	Multiple Originals

v

ARTICLE 14

SECTION 14.01	Security

EXHIBITS
Exhibit A-1	Form of 144A/ Reg S Global Security
Exhibit A-2	Form of Certificated Security
Exhibit A-3	Form of Unrestricted Global Security
Exhibit B	Transfer Certificate

INDENTURE, dated as of October 15, 2004, between APEX SILVER MINES LIMITED, a Cayman Islands company (the “Company”), and THE BANK OF NEW YORK, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of 4.0% Convertible Senior Subordinated Notes due 2024, to be issued under this Indenture and as amended or supplemented from time to time (the “Securities” or the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are duly executed by the Company and are authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.  In addition, all things necessary to duly authorize the issuance of the Ordinary Shares of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of Ordinary Shares issuable upon such conversion, have been done.

The Notes will be partially secured pursuant to the terms of one or more Pledge Agreements (as defined herein) by the Pledged Securities as provided for by this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions.

“Additional Securities” means the Company’s 4.0% Convertible Senior Subordinated Notes due 2024 originally issued after the Issue Date pursuant to Section 2.14, including any replacement Securities as specified in the relevant Additional Securities Board Resolutions or Additional Securities Supplemental Indenture issued therefor in accordance with this Indenture.

“Additional Securities Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Securities.

“Additional Securities Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX providing for the issuance of Additional Securities.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Average Sale Price” means the average of the Closing Sale Prices of the Ordinary Shares for the shorter of

(i)            30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

(ii)           the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

(iii)          the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.06(c), 10.07 or 10.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.06(a), (b), (d) or (e) applies occurs during the period applicable for calculating “Average Sale Price” pursuant to the definition in the preceding sentence, “Average Sale Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Sale Price of the Ordinary Shares during such period.

“Board of Directors” means either the board of directors of the Company , as applicable, or any duly authorized committee of such board.

“Business Day” means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock or other equity issued by that corporation.

“Certificated Securities” means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-2.

“Closing Sale Price” of Capital Stock on any date means (a) the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the United States principal national securities exchange on which the Capital Stock is traded or, if the Capital Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated or (b) in the absence of such quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

“Collateral Account” means an account established with the Collateral Agent pursuant to the terms of any Pledge Agreement for the deposit of Pledged Securities to be purchased by the Company with a portion of the net proceeds from the sale of the Notes.

“Collateral Agent” means The Bank of New York, as collateral agent under any Pledge Agreement.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Conversion Price” means an amount equal to U.S.$1,000 divided by the Conversion Rate (rounded to the nearest cent).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Fl. 8W, New York, New York 10286, Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Securities” means any of the Securities that are in the form of the Securities attached hereto as Exhibit A-1 and A-3, and that are deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A and Regulation S under the Securities Act.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Initial Purchasers” means the several parties named in Schedule I of the Purchase Agreement.

“Interest Payment Date” means March 15 and September 15 of each year, commencing September 15, 2004.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Issue Price” of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

“Majority Owned” means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s Capital Stock that are entitled to vote generally in the election of directors.  “Majority Owner” has the correlative meaning.

“Make-Whole Payment” shall have the meaning set forth in Section 3.01(a).

“Notes” shall have the meaning set forth in the Recitals.

“Officer” means the Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company, as applicable, by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.03 shall be signed by the principal executive, financial or accounting officer of the Company, but need not contain the information specified in Sections 13.04 and 13.05.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of, or counsel to, the Company.

“Optional Redemption” shall have the meaning set for in Section 3.01(b).

“Ordinary Shares” shall mean the ordinary shares, $0.01 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Ordinary Shares shall be reclassified or changed.  References to Ordinary Shares include all rights attaching to Ordinary Shares under any stockholder rights plan in effect.

“Original Issue Date” means October 15, 2004.

“person” or “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Collateral Pledge and Security Agreement, dated as of October 15, 2004 (the “Initial Pledge Agreement”), among the Company, the Trustee and the Collateral Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time and a collateral pledge and security agreement in substantially the same form as the initial Pledge Agreement entered into on each Issue Date.

“Pledged Securities” means the U.S. Government Obligations to be purchased by the Company and held in the Collateral Account in accordance with each Pledge Agreement.

“Principal”, “Principal Amount” or “principal amount” of a Security on any date means the principal amount of such Security on such date.

“Project Indebtedness” means (i) any unsubordinated indebtedness incurred by the Company specifically for the purpose of construction and development of the San Cristobal Project which is secured by the property, property assets or other assets of the Company or any of its Subsidiaries, and (ii) any guarantee of the indebtedness described in (i) by the Company, its Affiliates or its Subsidiaries, for the period such guarantee is in effect.

“Provisional Redemption” shall have the meaning set forth in Section 3.01(a).

“Public Acquirer Change of Control” means any event constituting a Cash Take-Over Transaction that would otherwise result in an increase of the Conversion Rate pursuant to Section 10.23 and the acquirer has a class of common stock traded on any U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the “Public Acquirer Common Stock”).  If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if either (1) a direct or indirect Majority Owned subsidiary of acquirer or (2) a corporation that directly or indirectly is the Majority Owner of the acquirer, has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock.

“Public Acquirer Common Stock” has the meaning assigned to it in the definition of Public Acquirer Change of Control.

“Purchase Agreement” means the Purchase Agreement dated October 11, 2004 between the Company and the Initial Purchasers.

“Record Date” means either a Regular Record Date or a Special Record Date.

“Redemption Date” or “redemption date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” or “redemption price” means, with respect to any Securities subject to Provisional Redemption or Optional Redemption, 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest, if any, to but excluding the applicable Redemption Date (except if such Redemption Date for any Securities falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price paid on the applicable Redemption Date shall equal only 100% of the principal amount of such Securities subject to such redemption and no payment shall be made for any accrued and unpaid interest).

“Regular Record Date” means each March 1 and September 1 (whether or not a Business Day).

“Regulation S” means Regulation S under the Securities Act (or any successor regulation having substantially similar provisions), as it may be amended from time to time.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule having substantially similar provisions), as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” or “Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Significant Subsidiary” means “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

“Special Record Date” means, with respect to, the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 11.02.

“Specified Indebtedness” means any indebtedness for borrowed money that (i) is in the form of, or represented by, bonds or other securities (other than promissory notes or similar evidence of indebtedness under bank loans or similar financing agreements) or any guarantee thereof and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act); provided, that, for the avoidance of doubt, in no event shall any receivables financing facility or arrangement pursuant to which any Subsidiary purchases or otherwise acquires accounts receivable of the Company or any Restricted Subsidiaries and enters into third party financing thereof be considered Specified Indebtedness.

“Stated Maturity” means, when used with respect to any Security, the date specified in such Security as the final fixed date on which the Principal Amount of such Security is due and payable.

“Subsidiary” means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation or a partnership) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.07 or 10.08 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, warrants or options or distribution on the American Stock Exchange or such other national or regional exchange or market on which the Ordinary Shares are then listed or quoted.

“trading day” means a day during which the American Stock Exchange is open for trading or, if the applicable security is traded on such other national or regional exchange or quoted on the Nasdaq National Market, a day on which trades may be made on such exchange or market or, if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Unrestricted Subsidiary” means any Subsidiary 50% or less of the Voting Stock of which is owned directly by the Company and/or one or more Restricted Subsidiaries.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“U.S. Government Obligations” means U.S. Treasury STRIPS maturing on or as close as possible but prior to the dates set forth below:

Maturity Dates	CUSIP
15-Feb-05	912820BM8
15-Aug-05	912833CN8
15-Feb-06	912833CP3
15-Aug-06	912833CQ1
15-Feb-07	912833CR9
15-Aug-07	912833CS7

“Voting Stock” means, as applied to the stock (or the equivalent thereof) of any corporation, means stock (or the equivalent thereof) of any class or classes, however designated, having ordinary voting power for the election of a majority of the directors of such corporation, other than stock (or such equivalent) having such power only by reason of the happening of a contingency.

SECTION 1.02   Other Definitions.

Term	Defined in Section

“Act”	1.05(a)
“Agent Members”	2.12(f)
“Additional Ordinary Shares”	10.23
“Bankruptcy Law”	6.01
“Calculation Agent”	2.03
“Cash Take-Over Transaction”	10.23
“Companies Law”	6.01
“Company Repurchase Notice”	3.09(d)
“Company Repurchase Notice Date”	3.09(b)
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Rate”	10.01
“Custodian”	6.01
“Defaulted Interest”	11.02
“Depositary”	2.01(a)
“DTC”	2.01(a)
“Effective Date”	10.23
“Event of Default”	6.01
“Ex-Dividend Date”	10.08(b)
“Ex-Dividend Time”	1.01
“Expiration Time”	10.09
“Fundamental Change”	3.14(a)
“Fundamental Change Expiration Time”	3.14(b)
“Fundamental Change Notice”	3.14(b)
“Fundamental Change Redemption Date”	3.14(a)
“Fundamental Change Redemption Price”	3.14(a)
“Legal Holiday”	13.09
“Notice of Default”	6.01
“Paying Agent”	2.03
“Payment Blockage Notice”	12.01(d)
“Publicly Traded Securities”	3.14(a)
“Purchased Shares”	10.09
“Protected Purchaser”	2.07
“QIBs”	2.01(a)
“Registrar”	2.03
“Repurchase Date”	3.08(a)
“Repurchase Notice”	3.08(a)
“Repurchase Price”	3.08(a)
“Restrictive Legend”	2.01(e)
“Rights”	10.20
“Rights Agreement”	10.20
“Rule 144A Information”	4.06
“Stock Price”	10.23

SECTION 1.03   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04   Rules of Construction.

Unless the context otherwise requires:

(1)           a defined term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect from time to time;

(3)           “or” is not exclusive;

(4)           “including” means including, without limitation; and

(5)           words in the singular include the plural, and words in the plural include the singular.

SECTION 1.05   Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution (or electronic delivery) or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing or delivering such instrument or writing acknowledged to such officer the execution (or electronic delivery) thereof.  When such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing (electronic or otherwise), or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The ownership of Securities shall be proved by the register maintained by the Registrar.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture within six months after the record date.

ARTICLE 2
THE SECURITIES

SECTION 2.01   Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1, A-2, and A-3 which are a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.

(a)           Global Securities.  Securities offered and sold within the United States to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be issued initially in the form of a Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of The Depository Trust Company (“DTC”) or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”) duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b)           Global Securities in General.  Except as provided in this Section 2.01, 2.06 or 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of outstanding Securities represented thereby shall be made by the Trustee as custodian for the Global Securities in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

(c)           Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for such Depositary and (c) shall bear legends substantially to the following effect:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d)   Certificated Securities.  Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

(e)   Restrictive Legend.  Except as otherwise provided herein, each Global Security and Certificated Security shall bear legends (the “Restrictive Legend”) substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION

UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

SECTION 2.02   Execution and Authentication.

The Notes shall be executed on behalf of the Company by any Officer.  The signature of the Officer of the Company on the Notes may be manual or facsimile.

Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company, shall bind the Company , notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory of the Trustee and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $100,000,000 (up to $150,000,000 if the Initial Purchasers’ option set forth in the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company.  The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Sections 2.07 and 2.14.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount and any integral multiple thereof.

SECTION 2.03   Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where

Securities may be presented for purchase or payment (“Paying Agent”), an office or agency where all calculations in respect of the Securities shall be made (“Calculation Agent”), and an office or agency where Securities may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent or Conversion Agent (other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Calculation Agent, Registrar, Conversion Agent and Paying Agent in connection with the Securities.

SECTION 2.04   Paying Agent to Hold Money and Securities in Trust.

Except as otherwise provided herein, not later than 11:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or, if applicable, Ordinary Shares or a combination of cash and Ordinary Shares sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Ordinary Shares held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Ordinary Shares so held in trust.  If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Ordinary Shares held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money and Ordinary Shares held by it to the Trustee and to account for any funds and Ordinary Shares disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money or Ordinary Shares.

SECTION 2.05   Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06   Transfer and Exchange.

(a)           Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount.  The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

Subject to Section 2.12 hereof, at the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder’s attorney duly authorized in writing, at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain, in such form as it deems reasonable, copies of all letters, notices and other written communications received pursuant to Section 2.12 or this Section 2.06.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d)           Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

(e)           No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)            Prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) if Securities are issued upon the registration of transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the Restrictive Legend, or if a request is made to remove the Restrictive Legend on a Security, the Securities so issued shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144.  Upon (i) provision of such satisfactory evidence or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Restrictive Legend.  If the Restrictive Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its commercially reasonable efforts to reinstate the Restrictive Legend.  Any Ordinary Shares issued upon conversion of the Securities that bear the Restrictive Legend shall bear a restricted legend substantially identical to the Restrictive Legend (except that such Restrictive Legend shall not refer to any Ordinary Shares issuable upon conversion of the Securities).

SECTION 2.07   Replacement Securities.

If (a) any mutilated Security is surrendered to the Trustee or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser within the meaning of Article 8 of the Uniform Commercial Code (a “Protected Purchaser”), the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.08   Outstanding Securities; Determinations of Holders’ Action.

Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid or purchased and delivered to it for cancellation pursuant to Section 2.10 and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Security is replaced pursuant to Section 2.07, the replaced Security ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to each of them that the replaced Security is held by a Protected Purchaser unaware that such Security has been replaced, in which case the replacement Security shall be deemed not to be outstanding.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Repurchase Date or a Fundamental Change Redemption Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Repurchase Date, Fundamental Change Redemption Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest shall cease to accrue on such Security.

SECTION 2.09   Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.10   Cancellation.

All Securities surrendered for payment or purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee.

SECTION 2.11   Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Make Whole Payment, Repurchase Price or Fundamental Change Redemption Price in respect thereof or interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.  Any consent, waiver or actions of a Holder shall be binding upon any subsequent Holders of such Security or a Security received upon transfer.  Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.12   Global Securities.

Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfer of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii), (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(iii) and (D) transfer of a Certificated Security for a Beneficial Interest in a Global Security shall comply with Section 2.06 and Section 2.12(a)(iv).

(a)           Transfer of Global Security.

(i)            Restrictions on Transfer of a Global Security.  A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this Section 2.12(a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(ii)           Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security.  A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

(A)          so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B;

(B)           written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(C)           if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restrictive Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be decreased by the aggregate Principal Amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so issued.

(iii)          Transfer and Exchange of Certificated Securities.  When Certificated Securities are presented to the Registrar with a request:

(x)            to register the transfer of such Certificated Securities; or

(y)           to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for registration of transfer or exchange:

(A)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B)           so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or, if being transferred pursuant to clause (1), (2) or (3) below, are accompanied by the additional information and documents specified in each clause, as applicable:

(1)           if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(2)           if such Certificated Securities are being transferred to the Company, a certification to that effect; or

(3)           if such Certificated Securities are being transferred pursuant to an exemption from registration (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restrictive Legend.

(iv)          Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security.  A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A)          so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A or to a non-U.S. person in accordance with Regulation S; and

(B)           written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Certificated Security so cancelled.  If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a new Global Security in the appropriate Principal Amount.

(b)           Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Restrictive Legend including the requirement of the delivery of an Opinion of Counsel, if so provided.  Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c)           The restrictions imposed by the Restrictive Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under paragraph (k) of Rule 144.  Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company, the Trustee and the Registrar and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the Restrictive Legend.  The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act.  The Trustee and the Registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d)           As used in the preceding two paragraphs of this Section 2.12, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e)           The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1)           Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(b)(i), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) the Company elects to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).  Any Global Security exchanged pursuant to clause (i) of this sub-section shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) of this sub-section may be exchanged in whole or from time to time in part as directed by the Depositary.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

(2)           Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein.  Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(3)           Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(4)           In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(5)           Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

SECTION 2.13   CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14   Additional Securities.

The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional securities (“Additional Securities”) having terms and conditions set forth in Exhibit A identical to those of the other outstanding Securities, except that Additional Securities:

(i)            may have a different issue date from other outstanding Securities, except for purposes of Article 10;

(ii)           may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Securities;

(iii)          may have terms specified in the Additional Securities Board Resolution or Additional Securities Supplemental Indenture for such Additional Securities making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Securities in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Securities, which are not adverse in any material respect to the Holder of any outstanding Securities (other than such Additional Securities); and

(iv)          may be entitled to additional interest as provided in Section 2.15 not applicable to other outstanding Securities and may not be entitled to such additional interest applicable to other outstanding Securities;

provided, that no adjustment pursuant to this Section 2.14 shall cause such Additional Securities to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Securities issued on the Issue Date for U.S. federal income tax purposes except for Additional Securities that have a separate CUSIP number from other outstanding Securities pending performance by the Company of its obligations under a Registration Rights Agreement applicable thereto.

SECTION 2.15   Additional Interest Under the Registration Rights Agreement.

Under certain circumstances, the Company may be obligated to pay additional interest to Holders, all as and to the extent set forth in the Registration Rights Agreement.  The terms thereof are hereby incorporated herein by reference and such additional interest is deemed to be interest for purposes of this Indenture.

ARTICLE 3

REDEMPTION AND PURCHASES

SECTION 3.01   Right to Redeem; Provisional Redemption; Optional Redemption; Notices to Trustee.  The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5, 6 and 8 of the Securities.

(a)           Provisional Redemption.  The Company may redeem for cash the Securities, in whole or in part, at any time prior to September 15, 2014 at the Redemption Price plus the Make-Whole Payment, if (i) the Closing Sale Price of the Ordinary Shares shall have exceeded 140% of the then applicable Conversion Price for at least 20 trading days in any consecutive 30 trading day period ending on the trading day prior to the date of mailing of the notice of redemption pursuant to Section 3.03 of the Indenture (the “Notice Date”) and (ii) a shelf registration statement covering resales of the Notes and the Ordinary Shares is effective and available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date, unless registration is no longer required.  Any such redemption is a “Provisional Redemption.”

Upon any such Provisional Redemption, the Company shall pay to the Holder tendering Securities called for redemption, an additional payment (the “Make Whole Payment”) with respect to such redeemed Securities in an amount equal to $396.67 per $1,000 Principal Amount of Securities, minus the amount of any interest actually paid or accrued and unpaid on the Security prior to the Redemption Date.  The Make Whole Payment will be made on all Securities called for Provisional Redemption, including any Securities that are converted pursuant to Article 10 after the date the Notice of Redemption is mailed.

Pursuant to Section 3.9 hereof, the Make Whole Payment may be made, in whole or in part, at the election of the Company, in cash or Ordinary Shares or any combination of cash and Ordinary Shares.

(b)           Optional Redemption.  Beginning on September 15, 2014, the Company may redeem the Securities for cash in whole at any time, or in part from time to time at the Redemption Date.  Any such redemption is an “Optional Redemption.”

(c)           If the Company elects to redeem Securities pursuant to paragraphs 5 or 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, whether the redemption is a Provisional Redemption or an Optional Redemption, the Principal Amount of Securities to be redeemed, the Redemption Price, including the amount of accrued and unpaid interest, if any, payable on the Redemption Date, and the Make Whole Payment, if applicable.  The Company shall give the notice to the Trustee provided for in this Section 3.01 by a Company Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than 10 days after the date of notice to the Trustee.

SECTION 3.02   Selection of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed).  The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption.

Securities and any portions thereof that the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 3.03   Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1)   the Redemption Date;

(2)   whether the redemption is a Provisional Redemption or an Optional Redemption;

(3)   the Redemption Price payable on the Redemption Date;

(4)   if the redemption is a Provisional Redemption, the amount of the Make Whole Payment;

(5)   whether the Make Whole Payment will be paid in cash, Ordinary Shares or a combination thereof, specifying the percentage of each;

(6)   if Ordinary Shares will be used to pay all or part of the Make Whole Payment, state:

(a) the method for valuing the Ordinary Shares to be delivered in connection with the payment; and

(b) that Holders of the Securities will bear the market risk with respect to the value of the Ordinary Shares to be delivered from the date the number of shares is determined;

(7)   the current Conversion Rate;

(8)   the name and address of the Paying Agent and Conversion Agent;

(9)   that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date, even if not otherwise convertible at such time;

(10)        that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

(11)        that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(12)        if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

(13)        that, unless the Company defaults in making payment of such Redemption Price and any interest which is due and payable, interest will cease to accrue on and after the Redemption Date;

(14)        the CUSIP number of the Securities; and

(15)        any other information the Company wants to present.

At the Company’s request, the Trustee shall give the notice of redemption to Holders in the Company’s name and at the Company’s expense, provided that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

SECTION 3.04   Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price in the case of an Optional Redemption and the Redemption Price and the Make Whole Payment in the case of a Provisional Redemption stated in the notice except for Securities which are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price in the case of an Optional Redemption and the Redemption Price and the Make Whole Payment, in the case of a Provisional Redemption stated in the notice.

SECTION 3.05   Deposit of Redemption Price.

Prior to 11:00 a.m. (New York City time), on any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money or Ordinary Shares, if permitted hereunder, sufficient to pay the Redemption Price in the case of an Optional

Redemption and the Redemption Price and the Make Whole Payment in the case of a Provisional Redemption of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money or Ordinary Shares, if permitted hereunder, not required for that purpose because of conversion of Securities pursuant to Article 11.  If such money or Ordinary Shares, if permitted hereunder, is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

SECTION 3.06   Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

SECTION 3.07   Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price in the case of an Optional Redemption and the Redemption Price and the Make Whole Payment in the case of a Provisional Redemption of such Securities.  Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price in the case of an Optional Redemption and the Redemption Price and the Make Whole Payment in the case of a Provisional Redemption of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.  If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the second Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid.  The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities.  Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.08   Repurchase of Securities at Option of the Holder.

(a)           Securities shall be purchased by the Company pursuant to the terms of the Securities at the option of the Holder on September 15, 2014 and September 15, 2019 (each, a “Repurchase Date”), at a purchase price of 100% of the Principal Amount plus any accrued and unpaid interest (the “Repurchase Price”), in each case, to, but excluding, such Repurchase Date, subject to the provisions of Section 3.09.  Repurchases of Securities under this Section 3.08 shall be made, at the option of the Holder thereof, upon:

(1)   delivery to the Paying Agent by a Holder of a written notice (a “Repurchase Notice”) during the period beginning at any time from the opening of business on the date that is 25 Business Days prior to the applicable relevant Repurchase Date until the close of business on the third Business Day prior to such Repurchase Date stating:

(A)          the certificate numbers of the Securities which the Holder will deliver to be purchased, if applicable,

(B)           the portion of the Principal Amount of the Securities which the Holder will deliver to be purchased, which portion must be a Principal Amount of $1,000 or an integral multiple thereof,

(C)           that such Security shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture, and

(D)          in the event the Company elects, pursuant to Section 3.09, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Ordinary Shares but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Ordinary Shares is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 3.09(c), whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the Securities to which such Repurchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Repurchase Price for all Securities (or portions thereof) to which such Repurchase Notice relates; and

(2)           delivery or book-entry transfer of the Securities to the Paying Agent at any time after delivery of the applicable Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

If the Company has elected to pay the Repurchase Price in whole or in part in Ordinary Shares, but is unable to deliver the Ordinary Shares, a Holder, in such Holder’s Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.10, may elect to withdraw the Repurchase Notice or to receive cash.  If a Holder fails to indicate in its Repurchase Notice its election to receive cash or Ordinary Shares, the Holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all Securities subject to such Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security, if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.08 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

SECTION 3.09   Company’s Right to Elect Manner of Payment of Make Whole Payment and Repurchase Price.

(a)           The Make Whole Payment and the Repurchase Price may be paid for, in whole or in part, at the election of the Company, in cash or Ordinary Shares or any combination of cash and Ordinary Shares, subject to the conditions set forth in Sections 3.09(c) and (d).  The Company shall designate, in the Notice of Redemption delivered pursuant to Section 3.03 and the Company Repurchase Notice delivered pursuant to Section 3.09(d), as the case may be, whether the Company will make the Make Whole Payment in, or repurchase the Securities for, cash or Ordinary Shares, or, if a combination thereof, the percentages of the Make Whole Payment or Repurchase Price of Securities, as the case may be, in respect of which it will pay in cash or Ordinary Shares; provided that the Company will pay cash for fractional interests in Ordinary Shares.  For purposes of determining the existence of potential fractional interests, all Securities subject to redemption or repurchase, as the case may be, by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).  Each Holder whose Securities are redeemed pursuant to Section 3.01(a) or repurchased pursuant to Section 3.08, as the case may be, shall receive the same percentage of cash or Ordinary Shares in payment of the Make Whole Payment or Repurchase Price, as the case may be, for such Securities, except with regard to the payment of cash in lieu of fractional interests in Ordinary Shares.  The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Notice of Redemption pursuant to Section 3.03 or its Company Repurchase Notice to Holders, as the case may be, except pursuant to Section 3.09(c) in the event of a failure to satisfy, prior to the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, any condition to the payment of the Make Whole Payment or Repurchase Price, as the case may be, in whole or in part, in Ordinary Shares.

At least three Business Days before each Company Repurchase Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)            the manner of payment selected by the Company,

(ii)           the information required by Section 3.09(d) in the Company Repurchase Notice,

(iii)          if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Ordinary Shares, that the conditions to such manner of payment set forth in Section 3.09(c) have been or will be complied with, and

(iv)          whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 3.09(d).

(b)           At the option of the Company, the Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.08 has been given, or a specified percentage thereof, may be paid by the Company with cash.  The Company Repurchase Notice, as provided in Section 3.09(d), shall be sent to Holders not less than 25 Business Days prior to such Repurchase Date (the “Company Repurchase Notice Date”).

(c)           At the option of the Company, the Make Whole Payment in respect of which a Notice of Redemption pursuant to Section 3.03 has been given or Repurchase Price of Securities in respect of which a Repurchase Notice pursuant to Section 3.08 has been given, as the case may be, or a specified percentage thereof, may be paid by the Company by the issuance of a number of Ordinary Shares equal to the quotient obtained by dividing (i) the portion of the Make Whole Payment or the Repurchase Price to be paid, as the case may be, in Ordinary Shares by (ii) 95% of the average of the Closing Sale Price of the Ordinary Shares for the five-trading day period immediately preceding but ending on the third Business Day prior to the applicable Redemption Date or Repurchase Date, as the case may be, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five-trading day period and ending on the Redemption Date or Repurchase Date, as the case may be, of any event described in Section 10.15, subject to the next succeeding paragraph.

The Company will not issue fractional interests in Ordinary Shares in payment of the Make Whole Payment or Repurchase Price.  Instead, the Company will pay cash based on the Closing Sale Price as of the applicable Redemption Date or Repurchase Date, as the case may be, for all fractional shares.

The Company’s right to exercise its election to make the Make Whole Payment or purchase Securities through the issuance of Ordinary Shares shall be conditioned upon:

(i)            the Company’s giving a timely Notice of Redemption or Company Repurchase Notice, as the case may be, containing an election to pay the Make Whole

Payment or purchase all or a specified percentage of the Securities, as the case may be, with Ordinary Shares as provided herein;

(ii)           the registration of such Ordinary Shares under the Securities Act and the Exchange Act, if required;

(iii)          the listing of such Ordinary Shares on a United States national securities exchange or the quotation of such Ordinary Shares in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Ordinary Shares are then listed on a national securities exchange or quoted in an inter-dealer quotation system;

(iv)          any necessary qualification or registration of such Ordinary Shares under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v)           the receipt by the Trustee of an (A) Officers’ Certificate stating that the terms of the issuance of the Ordinary Shares are in conformity with this Indenture, (B) an Opinion of Counsel to the effect that the Ordinary Shares to be issued by the Company in payment of the Make Whole Payment or the Repurchase Price, as the case may be, in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Make Whole Payment or the Repurchase Price, as the case may be, in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel’s knowledge, free from preemptive rights under applicable law or known material contracts and (c) an Officer’s Certificate, stating that the conditions to the issuance of the Ordinary Shares have been satisfied.

Such Officers’ Certificate shall also set forth the number of Ordinary Shares to be issued for each $1,000 Principal Amount of Securities and the Closing Sale Price of an Ordinary Share on each trading day during the period commencing on the fifth trading day immediately preceding but ending on the third Business Day prior to the applicable Redemption Date or Repurchase Date, as the case may be.  If the foregoing conditions are not satisfied prior to the close of business on the last day prior to the Redemption Date or Repurchase Date, as the case may be, and the Company has elected to make the Make Whole Payment or repurchase the Securities, as the case may be, through the issuance of Ordinary Shares, the Company shall pay the entire Make Whole Payment or Repurchase Price in cash.

Promptly after determination of the actual number of Ordinary Shares to be issued upon redemption or repurchase of Securities, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(d)           In connection with any repurchase of Securities, the Company shall, no less than 25 Business Days prior to each Repurchase Date, give notice to Holders (with a copy to the Trustee) setting forth information specified in this Section 3.09(d) (the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(1)           state the Repurchase Price and the Repurchase Date to which the Company Repurchase Notice relates;

(2)           state whether the Repurchase Price will be paid in cash, Ordinary Shares or a combination thereof, specifying the percentage of each;

(3)           if Ordinary Shares will be used to pay all or part of the Repurchase Price, state:

(a) the method for valuing the Ordinary Shares to be delivered in connection with the repurchase; and

(b) that Holders of the Securities will bear the market risk with respect to the value of the Ordinary Shares to be delivered from the date the number of shares is determined;

(4)           include a form of Repurchase Notice;

(5)           state the Conversion Rate;

(6)           state the name and address of the Conversion Agent;

(7)           state that Securities must be surrendered to the Paying Agent to collect the Repurchase Price;

(8)           if the Securities are then convertible, state that Securities as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

(9)           state the CUSIP number of the Securities.

Company Repurchase Notices may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense.

(e)           All Ordinary Shares delivered upon redemption or repurchase of the Securities, as the case may be, shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

(f)            If a Holder is paid the Make Whole Payment or Repurchase Price, as the case may be, in Ordinary Shares, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Ordinary Shares.  However, the Holder shall pay any such tax which is due because the Holder requests the Ordinary Shares to be issued in a name other than the Holder’s name.  The Paying Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Ordinary Shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any income tax withholding required by law or regulations.

(g)           The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Securities.

SECTION 3.10   Effect of Repurchase Notice.

Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.08, the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Security.  Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Securities by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 3.08) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08.  Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the Repurchase Date, specifying:

(1)           the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

(2)           the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

(3)           the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 3.08(a)(1)(D).

SECTION 3.11   Deposit of Repurchase Price.

Prior to 11:00 a.m. (New York City Time) on the Business Day following the Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a

Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) or Ordinary Shares, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof that are to be purchased as of the Repurchase Date.  If the Paying Agent holds sufficient funds and or Ordinary Securities sufficient to pay the aggregate Repurchase Price for all Securities or portions thereof that are to be repurchased as of the Repurchase Date, such Securities will cease to be outstanding and interest will cease to accrue thereon whether or not book entry of the Securities has been made or the Securities have been delivered to the Paying Agent.

As soon as practicable after the Repurchase Date the Company shall deliver to each Holder entitled to receive Ordinary Shares through the Paying Agent, a certificate for the number of full Ordinary Shares issuable in payment of the Repurchase Price and cash in lieu of any fractional interests.  The person in whose name the certificate for the Ordinary Shares is registered shall be treated as a Holder of record of Ordinary Shares on the Business Day following the Repurchase Date.  No payment or adjustment will be made for dividends on the Ordinary Shares the record date for which occurred on or prior to the Repurchase Date.

SECTION 3.12   Securities Repurchased in Part.

Upon presentation of any Security repurchased only in part, the Company shall execute, shall endorse and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate Principal Amount equal to the unrepurchased portion of the Securities presented.

SECTION 3.13   Repayment to the Company.

The Paying Agent shall return to the Company any cash or Ordinary Shares that remain unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash or Ordinary Shares deposited by the Company pursuant to Section 3.11 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

SECTION 3.14   Redemption of Securities at Option of the Holder upon Fundamental Change.

(a)           Subject to Section 10.22, if there shall occur a Fundamental Change at any time prior to the Stated Maturity of the Securities, then each Securityholder shall have the right, at such Holder’s option, to require the Company to redeem all of such Holder’s Securities, or any portion thereof that is a multiple of $1,000 Principal Amount, on the date (the “Fundamental Change Redemption Date”) that is 30 days after the date of the Fundamental Change Notice (as defined in Section 3.14(b)) of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business Day) at a redemption price (the “Fundamental Change Redemption Price”) equal to the Principal Amount to be repurchased plus accrued interest to, but excluding, the Fundamental Change Redemption Date; provided that if such Fundamental Change Redemption Date is an Interest Payment Date, then the interest payable on such Interest

Payment Date shall be paid to the Holders of record of the Securities on the applicable Regular Record Date instead of the Holders surrendering the Securities for redemption on such date.

Upon presentation of any Security redeemed in part only, the Company shall execute and, upon Company’s Order, the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate Principal Amount equal to the unredeemed portion of the Securities presented.

A “Fundamental Change” shall be deemed to have occurred at such time after the original issuance of the Securities as any of the following occurs:

(i)            the Ordinary Shares or other ordinary shares into which the Securities are convertible are neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over the counter trading market in the United States;

(ii)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such person or group has become the direct or indirect ultimate beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of Voting Stock of the Company representing more than 50% of the voting power of the Company’s Voting Stock; or

(iii)          consummation of any share exchange, consolidation or merger of the Company with or into another person or any merger of another person with or into the Company pursuant to which the Ordinary Shares will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or one or more of the Company’s Subsidiaries); provided, however, that a transaction where the holders of the Company’s Voting Stock immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Voting Stock of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change;

provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions otherwise constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or reported by the NASDAQ National Market (or which shall be so traded or reported when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as “Publicly Traded Securities”) and as a result of such transaction or transactions the Securities become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares), and further provided that a Fundamental Change shall not be deemed to have occurred in the case of clause (iii) above if the transaction is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Ordinary Shares solely into shares of Voting Stock of the surviving entity.

(b)           On or before the 10th day after the occurrence of a Fundamental Change, the Company or at its written request (which must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Fundamental Change a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and of the redemption right at the option of the Holders arising as a result thereof.  Such notice shall be mailed in the manner and with the effect set forth in Section 3.03 (without regard for the time limits set forth therein).  If the Company shall give such notice, the Company shall also deliver a copy of the Fundamental Change Notice to the Trustee at such time as it is mailed to Securityholders.  Concurrently with the mailing of any Fundamental Change Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Fundamental Change Notice, the form and content of which press release shall be determined by the Company in its sole discretion.  The failure to issue any such press release or any defect therein shall not affect the validity of the Fundamental Change Notice or any proceedings for the redemption of any Note which any Securityholder may elect to have the Company redeem as provided in this Section 3.14.

Each Fundamental Change Notice shall specify the circumstances constituting the Fundamental Change, the redemption right at the option of the Holders arising as a result of the Fundamental Change, the Fundamental Change Redemption Date, the Fundamental Change Redemption Price, that the Holder must exercise the redemption right on or prior to the close of business on the Fundamental Change Redemption Date (the “Fundamental Change Expiration Time”), that the Holder shall have the right to withdraw any Securities surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Securityholder must follow to exercise such redemption right and to withdraw any surrendered Securities, the place or places where the Holder is to surrender such Holder’s Securities, the amount of interest accrued on each Security to (but excluding) the Fundamental Change Redemption Date and the CUSIP number or numbers of the Securities (if then generally in use).

No failure of the Company to give the foregoing notices and no defect therein shall limit the Securityholders’ redemption rights or affect the validity of the proceedings for the redemption of the Securities pursuant to this Section 3.14.

(c)           For a Security, other than a Global Security, to be so redeemed at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Security with a written notice electing repayment upon a Fundamental Change stating:

(1)           the certificate number of the Security which the Holder will deliver to be purchased;

(2)           the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3)           that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Securities.

together with such Securities duly endorsed for transfer, on or before the Fundamental Change Expiration Time.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for redemption shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d)           Prior to 11:00 am (New York City Time) on the Business Day following the Fundamental Change Redemption Date, the Company will deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to redeem on the Fundamental Change Redemption Date all the Securities to be redeemed on such date at the Fundamental Change Redemption Price; provided that if such payment is made on the Fundamental Change Redemption Date it must be received by the Paying Agent by 11:00 a.m. New York City time, on such date. Payment for Securities surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than five Business Days) following the Fundamental Change Redemption Date by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Security register.

(e)           In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 10.15 applies, in which the Ordinary Shares of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes Ordinary Shares of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders of the Securities to cause the Company to repurchase the Securities following a Fundamental Change, including without limitation the applicable provisions of this Section 3.14 and the definitions of Ordinary Shares and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Ordinary Shares of the Company).

(f)            The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the Holders of Securities in the event of a Fundamental Change.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this

Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

ARTICLE 4

COVENANTS

SECTION 4.01   Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the Company.  Principal Amount, Redemption Price, Make Whole Payment, Repurchase Price, Fundamental Change Redemption Price, and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Repurchase Price or Fundamental Change Redemption Price, on the Business Day following the applicable Repurchase Date or Fundamental Change Redemption Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for.  All such interest shall be payable on demand.  The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of interest.

SECTION 4.02   SEC and Other Reports.

The Company shall deliver to the Trustee, within 30 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  The Company also shall comply with the provisions of TIA Section 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03   Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.04   Further Instruments and Acts.

Upon request of the Trustee the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.05   Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The office of The Bank of New York, located at 101 Barclay Street, Fl. 8W, New York, New York 10286 (Attention: Corporate Trust Administration), shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.06   Delivery of Certain Information.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or Ordinary Shares which are restricted securities issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of Ordinary Shares issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.07   Covenant to Comply With Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent applicable (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

SECTION 4.08   Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of its properties or assets, whether owned at the Original Issue Date or thereafter acquired without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes, prior to) the obligations so secured for so long as such obligations are so secured.

ARTICLE 5

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 5.01   Company May Consolidate on Certain Terms.

Subject to the provisions of Section 5.02, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company ), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of substantially all of the property of the Company, to any other Person (whether or not affiliated with the Company), authorized to acquire and operate the same and that shall be organized under the laws of the United States of America, any state thereof, the District of Columbia or the Cayman Islands; provided that upon any such consolidation, merger, sale, conveyance or lease, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Article 10; provided further that immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.  The Company shall give the conversion notice provided for under Article 10, provided that the failure to give such notice or any default therein shall not affect the validity of such transaction.

SECTION 5.02   Successor to be Substituted.

In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part.  Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or lease, the Person named as the “Company”, in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 5.03   Opinion of Counsel to be Given Trustee.

The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption comply with the provisions of this Article 5.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01   Events of Default.

An “Event of Default” occurs if:

(1)           the Company defaults in payment of any interest when due under the Securities and such default continues for 30 days;

(2)           the Company defaults in the payment of the Principal Amount, Redemption Price, Make Whole Payment, Repurchase Price or Fundamental Change Redemption Price on any Security when the same becomes due and payable;

(3)           the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (1) and (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(4)           the Company fails to give notice to Holders of the Holders’ right to require the Company to purchase a Holder’s Securities upon a Fundamental Change;

(5)           the Company or any of its Subsidiaries fails to pay when due principal, interest or premium aggregating $25,000,000 or more with respect to any of its indebtedness or the acceleration of any such indebtedness, which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 30 days after notice;

(6)           any final judgment or judgments for the payment of money in excess of $25,000,000 shall be rendered against the Company or any of its Significant Subsidiaries and shall not be discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect;

(7)           the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law or the Companies Law:

(a) commences a voluntary case, proceeding or voluntary liquidation;

(b) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(c) consents to the appointment of a Custodian or a Custodian is appointed of it or for all or substantially all of its property;

(d) makes a general assignment for the benefit of its creditors;

(e) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(f) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(8)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any of its subsidiaries insolvent or bankrupt;

(b) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of their respective property; or

(c) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 90 days; or

(9)           any Pledge Agreement shall cease to be in full force and effect or enforceable, other than in accordance with its terms, or fails to give the Trustee the liens, rights, powers and privileges purported to be created thereby.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Companies Law” means the Companies Law (2003 Revision) of the Cayman Islands, as may be amended from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law or the Companies Law.

A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice.  Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (3) or clause (4) above, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02   Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) in respect of the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount through the date of such declaration, and any accrued and unpaid interest through the date of declaration on all the Securities to be immediately due and payable.  Upon such a declaration, such Principal Amount, and such accrued and unpaid interest, if any, shall be due and payable immediately.  If an Event of Default specified in Section 6.01(7) or (8) occurs in respect of the Company and is continuing, the Principal Amount, and any accrued and unpaid interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.  The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Principal Amount and any accrued and unpaid interest that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default.  Except as set forth in Section 2.07 hereof, no remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 6.04   Waiver of Past Defaults.

Subject to Section 6.02, the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.01(1) or (2), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of

Article 10.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.05   Control by Majority.

The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.  This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.06   Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)           the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)           the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(5)           the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

SECTION 6.07   Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Make Whole Payment, Repurchase Price, Fundamental Change Redemption Price or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

SECTION 6.08   Collection Suit by Trustee.

If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

SECTION 6.09   Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Redemption Price, Make Whole Payment, Repurchase Price, Fundamental Change Redemption Price or interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of the Principal Amount, Redemption Price, Make Whole Payment, Repurchase Price, Fundamental Change Redemption Price or interest in respect of the Securities as the case may be, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10   Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Redemption Price, Make Whole Payment, Repurchase Price, Fundamental Change Redemption Price or interest as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.  This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.12   Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Redemption Price, Make Whole Payment, Repurchase Price, Fundamental Change Redemption Price or interest as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01   Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)           The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder)

shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

SECTION 7.02   Rights of Trustee.

Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, subject also to its duties and responsibilities under the TIA:

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(c)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e)           the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(f)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a resolution of the Board of Directors;

(h)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i)            the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(k)           the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04   Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, and it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

SECTION 7.05   Notice of Defaults.

If a Default occurs and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after such Responsible Officer obtains knowledge of such Default unless such Default shall have been cured or waived before the giving of such notice.  Except in the case of a Default described in Section 6.01(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.  The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

SECTION 7.06   Reports by Trustee to Holders.

Within 60 days after each April 15 beginning with the April 15, 2005, the Trustee shall mail to each Securityholder a brief report dated as of such April 15 that complies with TIA Section 313(a), if required by such Section 313(a).  The Trustee also shall comply with TIA Section 313(b)(2).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed.  The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

SECTION 7.07   Compensation and Indemnity.

The Company agrees:

(a)           to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)           to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 7.07, the Holders shall have been deemed to have granted to the Trustee a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Redemption Price, Make Whole Payment, Repurchase Price, Fundamental Change Redemption Price, or interest, if any, as the case may be, on particular Securities.

The Company’s obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08   Replacement of Trustee.

The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08.  The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company.  The Company shall remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or public officer takes charge of the Trustee or its property; or

(4)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.09   Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10   Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.11   Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE

SECTION 8.01   Discharge of Liability on Securities.

When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent cash or, if expressly permitted by the terms of the Securities or the Indenture, Ordinary Shares sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect.  The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

SECTION 8.02   Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 9

AMENDMENTS

SECTION 9.01   Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

(1)           to cure any ambiguity or inconsistency;

(2)           to comply with Article 5 or Section 10.15;

(3)           in exchange for Securityholders agreeing to waive their right to require the Company to purchase all or a portion of their Securities on a specified Repurchase Date, to add additional Repurchase Dates on which Securityholders may require the Company to purchase all or a portion of their Securities at the applicable Repurchase Price and, in addition, to pay such Securityholders additional cash payments in connection therewith;

(4)           to secure the Company’s obligations under the Securities and this Indenture;

(5)           to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company (including, without limitation, to eliminate the Company’s right pursuant to Section 3.09(a) to elect to pay the Repurchase Price, in whole or in part, in Ordinary Shares);

(6)           to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act; or

(7)           to make any change that does not adversely affect the rights of any Holders (it being understood that any amendment described in clause (1) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Holders).

SECTION 9.02   With Consent of Holders.

With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities.  However, without the consent of each Securityholder affected, an amendment, supplement or waiver to this Indenture or the Securities may not:

(1)           reduce the percentage in Principal Amount of Securities whose Holders must consent to an amendment;

(2)           reduce the rate of interest referred to in paragraph 1 of the Securities, or extend the time for payment of interest on any Security;

(3)           reduce the Principal Amount with respect to any Security, or extend the Stated Maturity of any Security;

(4)           reduce the Redemption Price, Make Whole Payment, Repurchase Price or Fundamental Change Redemption Price of any Security;

(5)           make any Security payable in money or securities other than that stated in the Security;

(6)           make any change in Sections 6.02 or 6.04 or this Section 9.02, except to increase any percentage set forth therein;

(7)           make any change that adversely affects the right to convert any Security;

(8)           make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture, except as otherwise provided herein; or

(9)           impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.  Any failure to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03   Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

SECTION 9.04   Revocation and Effect of Consents, Waivers and Actions.

Until an amendment, consent, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the amendment, consent, waiver or other action is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date as of which the amendment, consent, waiver or action is made effective.  After an amendment, consent, waiver or action becomes effective, it shall bind every Securityholder.

SECTION 9.05   Notation on or Exchange of Securities.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.  Failure to make the appropriate notation or issue a new Security shall not affect the validity of such supplemental indenture.

SECTION 9.06   Trustee to Sign Supplemental Indentures.

The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07   Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSION

SECTION 10.01   Conversion Privilege.

A Holder of a Security may convert such Security into Ordinary Shares at any time during the periods and subject to the conditions stated in paragraph 9 of the Securities, subject to the provisions of this Article 10.  The number of Ordinary Shares issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the “Conversion Rate”) shall be determined in accordance with the provisions of paragraph 9 of the Securities.  The initial number of Ordinary Shares issuable upon conversion of a Security per $1,000 of Principal Amount thereof shall equal 34.9406, subject to adjustment.

A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

The Trustee (or other Conversion Agent appointed by the Company) shall, on behalf of the Company, determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified above and, if the Securities shall be convertible, the Trustee (or other conversion agent appointed by the Company) shall promptly deliver to the

Company and the Trustee (if the Trustee is not the conversion agent) written notice thereof.  Whenever the Securities shall become convertible pursuant to the foregoing condition, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided under the Indenture, and the Company shall also publicly announce such information and publish it on the Company’s website.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

SECTION 10.02   Conversion Procedure.

To convert a Security, a Holder must satisfy the requirements in paragraph 9 of the Securities.  The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”).  Following the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent, in accordance with Section 10.21, a certificate for the number of Ordinary Shares issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.03.  The Company shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in an Officers’ Certificate delivered to the Conversion Agent.  The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Ordinary Shares upon such conversion as the record holder or holders of such Ordinary Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Ordinary Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.  Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

Holders may surrender a Security for conversion by means of book-entry delivery in accordance with paragraph 9 of the Security and the regulations of the applicable book-entry facility.

No payment or adjustment will be made for dividends on, or other distributions with respect to, any Ordinary Shares except as provided in this Article 10.  On conversion of a Security, any accrued and unpaid interest to the Conversion Date, with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Ordinary Shares (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such Ordinary Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date, and the balance, if any, of such fair market value of such Ordinary Shares (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.  Notwithstanding the foregoing, accrued interest will be payable upon conversion of Securities made concurrently with or after acceleration of Securities following an Event of Default.

If the Holder converts more than one Security at the same time, the number of Ordinary Shares issuable upon conversion shall be based on the Principal Amount of the Securities converted.

A Security surrendered for conversion based on (a) the Ordinary Share price may be surrendered for conversion until the close of business on March 15, 2024 (unless the Securities are not paid at the Stated Maturity, in which case the Securities will remain convertible until such Securities are paid), (b) the Security being called for redemption may be surrendered for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, and (c) the occurrence of certain corporate transactions more fully described in paragraph 9 of the Security may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

SECTION 10.03   Fractional Shares.

The Company will not issue a fractional interest in an Ordinary Share upon conversion of a Security.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered.  Instead, the Company will deliver cash for the current market value of the fractional share.  The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Closing Sale Price of the Ordinary Shares, on the last trading day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

SECTION 10.04   Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Ordinary Shares upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name and any income tax which is imposed on the Holder as a result of the conversion.  The Conversion Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

SECTION 10.05   Company to Provide Ordinary Shares.

The Company shall, prior to issuance of any Securities under this Article 10, and from time to time as may be necessary, reserve out of its authorized Ordinary Shares that are not outstanding a sufficient number of Ordinary Shares to permit the conversion in full of the Securities.

All Ordinary Shares delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

The Company will list or cause to have quoted such Ordinary Shares on each national securities exchange or in the over-the-counter market or such other market on which the Ordinary Shares are then listed or quoted.

Unless the Securities being converted have prior to such conversion been transferred pursuant to an effective Registration Statement or are otherwise not Restricted Securities, any Ordinary Shares issued on conversion will be restricted and will bear the Restrictive Legend (except that such Restrictive Legend shall not refer to any Ordinary Shares issuable upon conversion of the Securities).

SECTION 10.06   Adjustment for Change in Capital Stock.

Except as set forth in Section 10.15, if, after the Issue Date of the Securities, the Company:

(a)           pays a dividend or makes a distribution on its Ordinary Shares in shares of its Ordinary Shares;

(b)           subdivides its outstanding Ordinary Shares into a greater number of shares;

(c)           pays a dividend or makes a distribution of its Ordinary Shares in shares of its Capital Stock (other than Ordinary Shares or rights, warrants or options for its Capital Stock);

(d)           combines its outstanding Ordinary Shares into a smaller number of shares; or

(e)           issues by reclassification of its Ordinary Shares any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

SECTION 10.07   Adjustment for Rights Issue.

Except as set forth in Sections 10.15 and 10.20, if, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Ordinary Shares entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase Ordinary Shares at a price per share less than the Closing Sale Price of the Ordinary Shares as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

R’ =	R (O + N)
(O + [(N x P)/M)]

where:

R’ = the adjusted Conversion Rate.

R  = the current Conversion Rate.

O  =         the number of Ordinary Shares outstanding on the record date for the distribution to which this Section 10.07 is being applied.

N  = the number of additional Ordinary Shares offered pursuant to the distribution.

P  = the offering price per share of the additional Ordinary Shares.

M  = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.06(b) applies or (ii) a distribution to which Section 10.08 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.07 applies, the fair market value (on the record date for the distribution to which this Section 10.07 applies) of:

(i)            the Capital Stock of the Company distributed in respect of each Ordinary Share in such Section 10.06(b) distribution; and

(ii)           the assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Ordinary Share in such Section 10.08 distribution.

The Board of Directors shall determine fair market values for the purposes of this Section 10.07.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies.  If all of the Ordinary Shares subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Ordinary Shares issued upon the exercise of such rights, warrants or options.

No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in a value of R’ that is equal to or less than the value of R.

SECTION 10.08   Adjustment for Other Distributions.

(a)           Subject to Section 10.08(b), if, after the Issue Date of the Securities, the Company distributes to all holders of its Ordinary Shares any of its assets (including securities or cash, but excluding distributions of Capital Stock referred to in Section 10.06 and distributions of Capital Stock or equity interests referred to in Section 10.08(b)), or evidence of indebtedness or any rights, warrants or options to purchase securities of the Company (excluding distributions of rights, warrants or options referred to in Section 10.07), the Conversion Rate shall be adjusted, subject to the provisions of Section 10.08(c), in accordance with the formula:

R’ =	R x M
M – F

where:

R’ = the adjusted Conversion Rate.

R  = the current Conversion Rate.

M  = the Average Sale Price, minus, in the case of a distribution to which Section 10.06(c) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.08 applies and (ii) the Ex Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.08 applies, the fair market value (on the record date for the distribution to which this Section 10.08 applies) of any Capital Stock of the Company distributed in respect of each share of Ordinary Shares in such Section 10.06(c) distribution.

F  = the fair market value (on the record date for the distribution to which this Section 10.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each Ordinary Share in the distribution to which this Section 10.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

The Board of Directors shall determine fair market values for the purposes of this Section 10.08.

The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08 applies.

(b)           If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Ordinary Shares consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

R’ =  R x  (1 + F/M)

where:

R’ = the adjusted Conversion Rate.

R = the current Conversion Rate.

M = the average of the Closing Sale Prices of the Ordinary Shares for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such dividend or distribution on the American Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the “Ex-Dividend Date”).

F = the fair market value of the securities distributed in respect of each share of Ordinary Shares for which this Section 10.08(b) applies shall mean the number of securities distributed in respect of each Ordinary Share multiplied by the average of the Closing Sale Prices of those securities distributed for the 10 trading days commencing on and including the fifth trading day after the Ex-Dividend Date.

(c)           In the event that, with respect to any distribution to which Section 10.08(a) would otherwise apply, the difference between “M-F” as defined in the formula set forth in Section 10.08(a) is less than $1.00 or “F” is equal to or greater than “M”, then the adjustment provided by Section 10.08(a) shall not be made and in lieu thereof the provisions of Section 10.15 shall apply to such distribution.

SECTION 10.09   Adjustment for Company Tender Offer.

In case a tender or exchange offer after the Issue Date of the Securities made by the Company or any Subsidiary for all or any portion of the Ordinary Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per Ordinary Share having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (the “Expiration Time”) exceeds the Closing Sale Price of an Ordinary Share on the trading day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which (a) the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of Ordinary Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of an Ordinary Share on the trading day next succeeding the Expiration Time and (b) the denominator shall be the number of Ordinary Shares outstanding (including any Purchased shares) at the Expiration Time multiplied by the Closing Sale Price of an Ordinary Share on the trading day next succeeding the Expiration Time.

The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

SECTION 10.10   When Adjustment May Be Deferred.

No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate.  Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, which shall be made, regardless of whether the aggregate amount of such cumulative adjustments exceeds 1%, within one year of the first adjustment so carried forward or, if earlier, the date on which such carried-forward adjustments first equal or exceed 1% of the Conversion Rate in effect as of the date of the first such adjustment carried forward.

All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

SECTION 10.11   When No Adjustment Required.

No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08, 10.09 or 10.15 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Ordinary Shares participate in the transaction.  Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

No adjustment need be made for rights to purchase Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest.

No adjustment need be made for a change in the par value or no par value of the Ordinary Shares.

To the extent the Securities become convertible pursuant to this Article 10 into cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

No adjustment will be made pursuant to this Article 10 that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

SECTION 10.12   Notice of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment.  The Company shall file with the Trustee and the

Conversion Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.  Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent will promptly mail such notice to Securityholders at the Company’s expense.  The certificate shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

SECTION 10.13   Voluntary Increase.

The Company from time to time may increase the Conversion Rate by any amount for any period of time.  Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase.  The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect.

A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.06, 10.07, 10.08 or 10.15.

SECTION 10.14   Notice of Certain Transactions.

If:

(a)           the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08 or 10.09 (unless no adjustment is to occur pursuant to Section 10.11); or

(b)           the Company takes any action that would require a supplemental indenture pursuant to Section 10.15;

(c)           there is a liquidation or dissolution of the Company; or

(d)           there is a Public Acquirer Change of Control

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation, dissolution or Public Acquirer Change of Control.  The Company shall file and mail the notice at least 15 days before such date.  In the case of a Public Acquirer Change of Control, the notice will state whether the Company will adjust the Conversion Rate pursuant to Section 10.22, or whether, in lieu thereof, the Company will adjust the Conversion Rate pursuant to Section 10.23.  Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 10.15   Reorganization of Company; Special Distributions.

If the Company is a party to a transaction subject to Article 5 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Ordinary Shares immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a consolidation, a merger or binding share exchange which reclassifies or changes its outstanding Ordinary Shares, the Person obligated to deliver securities, cash or other assets upon conversion of the Securities shall enter into a supplemental indenture.  If the issuer of securities deliverable upon conversion of the Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders.  The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10.  The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

If any such transaction constitutes a Fundamental Change, the Notes shall cease to be convertible after the fifteenth day following the transaction giving rise to such Fundamental Change.

If this Section applies, neither Section 10.06 nor 10.07 applies.

If the Company makes a distribution to all holders of its Ordinary Shares of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Ordinary Shares entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the Ordinary Shares into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Ordinary Shares entitled to receive the distribution.

In the event of any distribution referred to in Section 10.07 or 10.08, where, in the case of a distribution described in Section 10.08, the fair market value of such distribution per Ordinary Share (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) exceeds 15% of the Closing Sale Price of the Ordinary Shares on the Business Day immediately preceding the declaration date for such distribution, the Company shall be required to give notice to the Holders at least 20 days prior to the date of such distribution and, upon the giving of notice, the Securities may be surrendered for conversion at any time until the close of business on the Business Day prior to such date of distribution or until the Company announces that the distribution will not take place.

SECTION 10.16   Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.15 or 10.18 is conclusive.

SECTION 10.17   Trustee’s Adjustment Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be.  The Trustee has no duty to determine whether a supplemental indenture under Section 10.15 need be entered into or whether any provisions of any supplemental indenture are correct.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 10.  Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.17 as the Trustee.

SECTION 10.18   Simultaneous Adjustments.

In the event that this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06, 10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08 and, third, the provisions of Section 10.07.

SECTION 10.19   Successive Adjustments.

After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

SECTION 10.20   Rights Issued in Respect of Ordinary Shares Issued Upon Conversion.

Each share of Ordinary Shares issued upon conversion of Securities pursuant to this Article 10 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the “Rights”), if any, that all Ordinary Shares are entitled to receive in accordance with any rights agreement that may be in effect at the time of such issuance (a “Rights Agreement”) and the certificates representing the Ordinary Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such Rights Agreement.  Provided that such Rights Agreement requires that each share of Ordinary Shares issued by the Company (including those that might be issued upon conversion of Securities) at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 10, there shall not be any adjustment to the conversion privilege or Conversion Rate or any other term or provision of the Securities as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.  Notwithstanding anything to the contrary herein, nothing in this provision is intended to confer on the Ordinary Shares issuable upon conversion of Securities any right that is different than the rights to which all Ordinary Shares of the Company are entitled to receive.

SECTION 10.21   Withholding Tax Liability on Adjustment of Conversion Rate.

If the Conversion Rate is adjusted pursuant to Article 10, to the extent such adjustment results in a constructive distribution to beneficial owners of Securities under Section 305(c) of the Internal Revenue Code of 1986, as amended, the Company may, to the extent required by applicable law, satisfy any withholding tax liability with respect to such constructive distribution out of its own funds and, except to the extent otherwise reimbursed, recoup or setoff such amount against any amounts otherwise owed by it to such beneficial owners (including principal and interest on the Securities or the Outstanding Shares issuable on conversion).

SECTION 10.22     Conversion After a Public Acquirer Change of Control

In the event of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by the Additional Ordinary Shares pursuant to Section 10.23, elect to adjust the Conversion Rate such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Securities will be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by multiplying it by a fraction:

(1)           the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Ordinary Shares are converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per Ordinary Share or (ii) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Price of the Ordinary Shares for the five consecutive trading days prior to but excluding the Effective Date of such Public Acquirer Change of Control, and

(2)           the denominator of which will be the average of the Closing Sale Price of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.

(b)           The Company will notify Holders of its election by providing notice as set forth in Section 10.12.

SECTION 10.23     Adjustment for Conversion Upon a Cash Take-Over Transaction

If a Holder elects to convert Securities, pursuant to the satisfaction of the conditions described under “Conversion Upon the Occurrence of Certain Corporate Transactions” in the Note and such conversion is related to a Fundamental Change referred to in clause (iii) of the definition of Fundamental Change contained in Section 3.14 pursuant to which 10% or more of the consideration for the Ordinary Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions otherwise constituting the Fundamental Change does not consist of shares of Publicly Traded Securities (a “Cash Take-Over Transaction”), the Company will increase the number of Ordinary Shares issuable upon conversion of the Securities by a number of additional Ordinary Shares (the “Additional Ordinary Shares”) as set forth below.  The number of Additional Ordinary Shares should be determined by reference to the table below, based on the date on which the Cash Take-Over Transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for the Ordinary Shares in the Cash Take-Over Transaction.  If shareholders of Ordinary Shares receive only cash in the Cash Take-Over Transaction, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Closing Sale Price of the Ordinary Shares on the five trading-days prior to but not including the Effective Date of such Cash Take-Over Transaction.

The Stock Prices set forth in the table below will be adjusted as of any date on which the Conversion Rate is adjusted.  On such date, the Stock Prices shall be adjusted by multiplying:

(1)   the Stock Prices applicable immediately prior to such adjustment, by

(2)   a fraction, of which

(a) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and

(b) the denominator of which is the Conversion Rate so adjusted.

The following table sets forth the hypothetical Stock Price and number of shares of Additional Common Stock issuable per $1,000 aggregate principal amount of Securities:

Effective Date of Fundamental Change	Stock Price on Date of Fundamental Change
	$21.05	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$100.00
October 15, 2004	12.5653	11.5149	10.0152	8.8271	7.8656	6.4106	5.3672	4.5856	3.9801	0.0000
September 15, 2005	12.4783	11.3928	9.8659	8.6628	7.6939	6.2376	5.2016	4.4309	3.8372	0.0000
September 15, 2006	12.3581	11.2397	9.6753	8.4509	7.4715	6.0121	4.9852	4.2285	3.6502	0.0000
September 15, 2007	12.2312	11.0696	9.4550	8.2018	7.2072	5.7416	4.7245	3.9840	3.4242	0.0000
September 15, 2008	12.0835	10.8661	9.1867	7.8959	6.8816	5.4074	4.4027	3.6829	3.1463	0.0000
September 15, 2009	11.9187	10.6274	8.8618	7.5210	6.4802	4.9942	4.0053	3.3121	2.8053	0.0000
September 15, 2010	11.7376	10.3460	8.4630	7.0540	5.9774	4.4761	3.5091	2.8522	2.3852	0.0000
September 15, 2011	11.5498	10.0150	7.9639	6.4576	5.3308	3.8110	2.8786	2.2748	1.8644	0.0000
September 15, 2012	11.3709	9.6167	7.3070	5.6530	4.4536	2.9187	2.0517	1.4721	1.2147	0.0000
September 15, 2013	11.2996	9.1472	6.3581	4.4357	3.1190	1.6103	0.9107	0.5805	0.4176	0.0000
September 15, 2014	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(3)   If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:

(a) between two Stock Prices on the table or the Effective Date is between two dates on the table, the number of shares of Additional Common Stock will be determined by straight-line interpolation between the number of shares of Additional Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 365-day year;

(b) in excess of $100.00 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion; or

(c) less than $21.05 per share (subject to adjustment), no shares of Additional Common Stock will be issued upon conversion.

ARTICLE 11

PAYMENT OF INTEREST

SECTION 11.01   Interest Payments.

Interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose.  Each installment of semiannual interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or accrual date, as the case may be, or, if no such instructions have been received, by check drawn on a bank in New York City mailed to the payee at its address set forth on the Registrar’s books.  In the case of a permanent Global Security, semiannual interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

SECTION 11.02   Defaulted Interest.

Except as otherwise specified with respect to the Securities, any interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest”, which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 11.03   Interest Rights Preserved.

Subject to the foregoing provisions of this Article 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to semiannual interest accrued and unpaid and to accrue, which were carried by such other Security.

ARTICLE 12

SUBORDINATION

SECTION 12.01   Securities Subordinated to the Project Indebtedness.

The Company agrees, and each Holder, by such Holder’s acceptance thereof, likewise agrees, that the indebtedness represented by the Securities is hereby expressly subordinated and junior, to the extent and in the manner set forth in this Article 12, in right of payment to the prior payment in full of the Project Indebtedness.  Only Project Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein.  The Notes shall in all respects rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company.

(a)           In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise, the holders of all Project Indebtedness shall be entitled first to receive payment of the full amount due thereon in respect of all such Project Indebtedness and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Project Indebtedness, before the Holders are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or interest on the indebtedness evidenced by the Securities.

(b)           In the event of any acceleration of maturity of the Securities because of an Event of Default, unless the full amount due in respect of all Project Indebtedness is paid in cash or other form of payment satisfactory to the holders of Project Indebtedness, no payment shall be made by the Company with respect to the principal of or interest on the Securities or to acquire any of the Securities, and the Company shall give prompt written notice of such acceleration to such holders of Project Indebtedness.

(c)           In the event of and during the continuance of any default in payment of the Project Indebtedness, unless all such payments due in respect of such Project Indebtedness have been paid in full in cash or other payments satisfactory to the holders of Project Indebtedness, no payment shall be made by the Company with respect to the principal of or interest on the Securities or to acquire any of the Securities.  The Company shall give prompt written notice to the Trustee of any default under any Project Indebtedness or under any agreement pursuant to which Project Indebtedness may have been issued.

(d)           During the continuance of any event of default with respect to any Project Indebtedness, as such event of default is defined under such Project Indebtedness or in any agreement pursuant to which any Project Indebtedness has been issued (other than a default in payment of the principal of or interest on any Project Indebtedness), permitting the holder or holders of such Project Indebtedness to accelerate the maturity thereof, no payment shall be made by the Company, directly or indirectly, with respect to principal of or interest on the Securities for 179 days following notice in writing (a “Payment Blockage Notice”) to the Company, from any holder or holders of such Project Indebtedness or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any such Project Indebtedness may have been issued, that such an event of default has occurred and is continuing, unless such event of default has been cured or waived or such Project Indebtedness has been paid in full; provided, however, if the maturity of such Project Indebtedness is accelerated, no payment may be made on the Securities until such Project Indebtedness has been paid in full in cash or other payment satisfactory to the holders of such Project Indebtedness or such acceleration (or termination, in the case of a lease) has been cured or waived.

For purposes of this Section 12.01(d), such Payment Blockage Notice shall be deemed to include notice of all other events of default under such indenture or instrument which are continuing at the time of the event of default specified in such Payment Blockage Notice.  The provisions of this Section 12.01(d) shall apply only to one such Payment Blockage Notice given in any period of 365 days with respect to any issue of Project Indebtedness, and no such continuing event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made, the basis for a subsequent Payment Blockage Notice.

(e)           In the event that, notwithstanding the foregoing provisions of Sections 12.01(a), 12.01(b), 12.01(c) and 12.01(d), any payment on account of principal of or interest on the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

(i)            after the occurrence of an event specified in Section 12.01(a) or 12.01(b), then, unless all Project Indebtedness is paid in full in cash, or provision shall be made therefor,

(ii)           after the happening of an event of default of the type specified in Section 12.01(c) above, or

(iii)          after the happening of an event of default of the type specified in Section 12.01(d) above and delivery of a Payment Blockage Notice, then, unless such event of default shall have been cured or waived or the 179-day period specified in Section 12.01(d) shall have expired, such payment (subject, in each case, to the provisions of Section 12.07 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Project Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Project Indebtedness may have been issued, as their interests may appear.

then, unless the amount of such Project Indebtedness then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, such payment (subject, in each case, to the provisions of Section 12.07 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Project Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Project Indebtedness may have been issued, as their interests may appear.

SECTION 12.02   Subrogation.

Subject to the payment in full of all Project Indebtedness to which the indebtedness evidenced by the Securities is in the circumstances subordinated as provided in Section 12.01 hereof, the Holders shall be subrogated to the rights of the holders of such Project Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Project Indebtedness until all amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Project Indebtedness, and the Holders, no such payment or distribution made to the holders of Project Indebtedness by virtue of this Article 12 which otherwise would have been made to the holders of the Securities shall be deemed to be a payment by the Company on account of such Project Indebtedness, provided that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Project Indebtedness, on the other hand.

SECTION 12.03   Obligation of the Company is Absolute and Unconditional.

Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Project Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Project Indebtedness, nor shall anything contained herein or therein prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Project Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 12.04   Maturity of or Default on Project Indebtedness.

Upon the maturity of any Project Indebtedness by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Project Indebtedness shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal or interest is made upon the Securities.

SECTION 12.05   Payments on Securities Permitted.

Except as expressly provided in this Article 12, nothing contained in this Article 12 shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of or interest on the Securities in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of or interest on the Securities.

SECTION 12.06  Effectuation of Subordination by Trustee.

Each Holder, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceedings affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

SECTION 12.07   Knowledge of Trustee.

Notwithstanding the provision of this Article 12 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Project Indebtedness, of any default in payment of principal of or interest on, rent or other payment obligation in respect of any Project Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder, any Paying Agent of the Company or the holder or representative of any class of Project Indebtedness, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 12.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 12.08   Trustee’s Relation to Project Indebtedness.

The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Project Indebtedness at the time held by it, to the same extent as any other holder of Project Indebtedness and nothing contained in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Project Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Project Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Project Indebtedness and the Trustee shall not be liable to any holder of Project Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Project Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 12.09   Rights of Holders of Project Indebtedness Not Impaired.

No right of any present or future holder of any Project Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 12.10   Modification of Terms of Project Indebtedness.

Any renewal or extension of the time of payment of any Project Indebtedness (including renewals or extensions of certain guarantees) or the exercise by the holders of Project Indebtedness of any of their rights under any instrument creating or evidencing Project Indebtedness, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Project Indebtedness is outstanding or of such Project Indebtedness, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01   Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 13.02   Notices.

Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or delivery by courier guaranteeing overnight delivery or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

Apex Silver Mines Limited

c/o Apex Silver Mines Corporation

1700 Lincoln Street, Suite 3050

Denver, CO 80203

Attention: Mark Lettes, Chief Financial Officer

Fax: (303) 764-9165

with a copy of any notice given pursuant to Article 6 to:

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, CO  80202

Attention:  Deborah J. Friedman, Esq.

Fax: (303) 893-1379

if to the Trustee:

The Bank of New York

101 Barclay Street, Fl. 8W

New York, New York  10286

Attention:  Corporate Trust Administration

Fax:  212-815-5704/5707

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

SECTION 13.03   Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (except in the case of the initial issuance under the Indenture) if reasonably requested:

(1)           an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 13.05   Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

(1)           a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3)           a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement that, in the opinion of such person, such covenant or condition has been complied with.

SECTION 13.06   Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.07   Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08   Calculations.

The calculation of interest, Repurchase Price, Make Whole Payment, Fundamental Change Redemption Price, Conversion Rate, Market Price, Closing Sale Price of the Ordinary Shares and each other calculation to be made hereunder shall be the obligation of the Calculation Agent.  All calculations made by the Calculation Agent as contemplated pursuant to this Section 13.08 shall be final and binding on the Company and the Holders absent manifest error.  The Company, Trustee, Paying Agent and Conversion Agent shall not be obligated to recalculate, recompute or confirm any such calculations.  However, any calculations may be recalculated to correct errors at any time.

SECTION 13.09   Legal Holidays.

A “Legal Holiday” is any day other than a Business Day.  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue for the intervening period.

SECTION 13.10   GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

SECTION 13.11   No Recourse Against Others.

A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.12   Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.13   Multiple Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One originally signed copy is enough to prove this Indenture.

ARTICLE 14

SECURITY

SECTION 14.01   Security

On each Issue Date, with respect to any Securities issued on such date, the Company shall enter into a Pledge Agreement and comply with the terms and provisions thereof and purchase Pledged Securities to be pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Pledged Securities to provide for payment in full of the first six scheduled interest payments due on the Securities issued on such Issue Date.  All Pledged Securities and certain cash equivalents in which proceeds of the Pledged Securities may be invested, shall be held as collateral by the Collateral Agent, for the benefit of the Trustee and the ratable benefit of the Holders, in the Collateral Account pending disposition pursuant to a Pledge Agreement.

The Company will not use the proceeds of this offering for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

The Company will not use the proceeds of this offering for the purpose of buying, carrying or trading in, within the meaning of Regulation T of the Board of Governors of the Federal Reserve System.

The Company will deliver to the Initial Purchasers Federal Reserve Board Form T-4 upon request of the Initial Purchasers.

(a) Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Securities) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby), and authorizes and directs the Trustee and the Collateral Agent to enter into each Pledge Agreement and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.  The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of each Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Securities contemplated hereby, by each Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed.  The Company shall take, or shall cause to be taken, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to create and maintain, as security for the obligations of the Company under this Indenture and the Notes as provided in each Pledge Agreement, valid and enforceable first priority liens in and on all Pledged Securities, in favor of the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

(b)           The release of any Pledged Securities pursuant to any Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and such Pledge Agreement.  To the extent applicable, the Company shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest of a Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of a Pledge Agreement to be complied with.  Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company.

(c)           The company shall cause Section 314(b) of the TIA, relating to Opinions of Counsel regarding the Lien under each Pledge Agreement, to be complied with.  The Trustee may, to the extent permitted by Section 7.02 hereof, accept as conclusive evidence of compliance of the foregoing provisions the appropriate statements contained in such Opinions of Counsel.

(d)           The Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions they deem necessary or appropriate in order to (i) enforce any of the terms of each Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder.  The Trustee and the Collateral Agent shall have the authority necessary in order to institute and maintain such suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including the authority to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee).

(f)            Beyond the exercise of reasonable care in the custody and preservation of the Pledged Securities, the Trustee and the Collateral Agent shall have no duty as to any Pledged Securities in their possession or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Securities.  The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which it accords it own property or property held in similar accounts and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Securities, by reason of the act or omission of the Collateral Agent, any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(g)           The Trustee shall not be responsible for the existence, genuineness or value of any of the Pledged Securities or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Securities, whether impaired by operation of law or otherwise, for the validity or sufficiency of the Pledged Securities or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Securities, for insuring the Pledged Securities or for the payment of taxes, charges, assessments or Liens upon the Pledged Securities or otherwise as to the maintenance of the Pledged Securities.  The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Pledge Agreement by the Company or the Collateral Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

APEX SILVER MINES LIMITED

By:	/s/ Mark A. Lettes
Name: Mark A. Lettes
Title: Chief Financial Officer

THE BANK OF NEW YORK

By:	/s/ Beata Hryniewicka
Name:
Title:

EXHIBIT A-1

[FORM OF RULE 144A/REG S GLOBAL SECURITY]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH

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CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

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APEX SILVER MINES LIMITED

4.0% Convertible Senior Subordinated Note due 2024

No. A-	CUSIP: 03760XAC5

Issue Date: October 15, 2004	Principal Amount:	$
Issue Price: $1,000.00
(for each $1,000 Principal Amount)

APEX SILVER MINES LIMITED, a Cayman Islands company, promises to pay to Cede & Co. or registered assigns, on September 15, 2024, the Principal Amount of this Security.  This Security is issued with a Principal Amount of                  ($              ).

This Security shall not bear interest except as specified on the other side of this Security.  This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

APEX SILVER MINES LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
   AUTHENTICATION

BANK OF NEW YORK,

as Trustee, certifies that this

is one of the Securities referred

to in the within-mentioned Indenture.

By:
Authorized Officer

Dated:

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[FORM OF REVERSE SIDE OF NOTE]

4.0% Convertible Senior Subordinated Note due 2024

1.               Interest.

The Company promises to pay interest in cash on the Principal Amount of this Security at the rate of 4.0% per year from the Issue Date, or from the most recent date to which interest has been paid or provided for, until the Stated Maturity.  During such period, the Company will pay interest semiannually in arrears on each Interest Payment Date to Holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date.  Each payment of interest on the Securities will include interest accrued through the day immediately preceding the most recent Interest Payment Date (or the Repurchase Date, Redemption Date, the Fundamental Change Redemption Date or, in certain circumstances, the Conversion Date, as the case may be).  Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.  The interest rate will be calculated using a 360-day year composed of twelve 30-day months.

Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose.  Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

2.               Method of Payment.

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Principal Amount, Redemption Prices, Make-Whole Payments, Repurchase Prices, Fundamental Change Redemption Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities.  In addition, the Company will pay interest from the Issue Date until Stated Maturity, as more fully described in paragraph 1 hereof.  The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may make such cash payments by check payable in such money.

3.               Paying Agent, Conversion Agent, Registrar and Calculation Agent.

Initially, The Bank of New York (the “Trustee”) will act as Paying Agent, Conversion Agent, Registrar and Calculation Agent.  The Company may appoint and change any Paying Agent, Conversion Agent, Registrar, co-registrar or Calculation Agent without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee.  The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar, co-registrar or Calculation Agent.

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4.               Indenture.

The Company issued the Securities pursuant to an Indenture dated as of October 15, 2004 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are unsecured obligations of the Company limited to $100,000,000 aggregate Principal Amount (subject to Sections 2.07 and 2.14 of the Indenture) and rank (i) subordinate in right of payment to future unsubordinated indebtedness for the construction and development of the San Cristobal Project which will be secured by the San Cristobal property and other project assets or other assets, (ii) subordinate in right of payment to any guarantee of the indebtedness described in (i) by the Company or its Affiliates for the period the guarantee is in effect, and (iii) equal in right of payment to all other existing and future unsecured and unsubordinated indebtedness of the Company.

The Company may, without the consent of the Holders of the Securities, increase the Principal Amount of the Securities by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the Securities. The Securities and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture.  No additional notes may be issued if any Event of Default has occurred with respect to the Securities.  The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.               Provisional Redemption.

No sinking fund is provided for the Securities.

The Company may redeem for cash any portion of the Securities at any time prior to September 15, 2014 upon at least 30 days and not more than 60 days’ notice by mail to the Holders of the Securities, at a Redemption Price equal to 100% of the Principal Amount of the Securities to be redeemed plus accrued and unpaid interest and the Make-Whole Payment, if (1) the Closing Sale Price of the Ordinary Shares has exceeded 140% of the then applicable Conversion Price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption and (2) the shelf registration statement covering resales of the Securities and the Ordinary Shares is effective and available for use and is expected to remain effective and available for use for the 30 days following the Redemption Date, unless registration is no longer required.  The Make-Whole Payment on the redeemed Securities will equal $396.67 per $1,000 Principal Amount of Securities, minus the amount of any interest actually paid or accrued and unpaid on the Securities prior to the Redemption Date.  The Company will make Make-Whole Payments on all Securities called for redemption prior to September 15, 2014, including Securities converted after the date the Company mailed the notice.  The Company may make Make-Whole Payments, at its option,

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either in cash or in Ordinary Shares or a combination thereof.  The Company will specify the type of consideration for the Make-Whole Payment in the Redemption Notice (appropriately adjusted to take into account the occurrence of certain events that would result in an adjustment of the Conversion Rate with respect to the Ordinary Shares).  Payments made in Ordinary Shares will be valued at 95% of the average of the closing sales prices of Ordinary Shares for the five consecutive trading days ending on the third trading day prior to the Redemption Date.  Because the sale price of Ordinary Shares will be determined before the Redemption Date, if the Company specifies that it will make payment of the Redemption Price in Ordinary Shares, Holders of Securities bear the market risk that Ordinary Shares will decline in value between the date the sale price is calculated and the Redemption Date.

6.               Optional Redemption.

Beginning on September 15, 2014, the Company may redeem the Securities for cash, as a whole or from time to time in part at the option of the Company at a Redemption Price equal to 100% of the Principal Amount plus accrued and unpaid interest, if any, to but not including the Repurchase Date.  The Company will give no less than 30 days or more than 60 days notice of redemption by mail to Holders of Securities.

7.               Purchase by the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on September 15, 2014 and September 15, 2019 at a Repurchase Price equal to 100% of the Principal Amount of such Securities on the applicable Repurchase Date plus accrued and unpaid interest, if any, to but not including the Repurchase Date, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 25 Business Days prior to such Repurchase Date until the close of business on the third Business Day prior to such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

The Repurchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of Ordinary Shares of the Company, or in any combination thereof in accordance with the Indenture.  If the Company elects to pay the Repurchase Price, in whole or in part, in Ordinary Shares, the number of shares to be delivered in exchange for the portion of the Repurchase Price to be paid in Ordinary Shares will be equal to that portion of the Repurchase Price divided by 95% of the average closing sale price of Ordinary Shares for the five trading days ending on the third business day prior to the applicable Repurchase Date (appropriately adjusted to take into account the occurrence of certain events that would result in an adjustment of the conversion rate with respect to Ordinary Shares).  The Company will not, however, deliver fractional shares in repurchases using Ordinary Shares as consideration.  Securityholders who would otherwise be entitled to receive fractional shares will instead receive cash in an amount equal to the market price of an Ordinary Share multiplied by such fraction.

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities in integral multiples of $1,000 Principal Amount held by such Holder no later than 30 days after the

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Fundamental Change Notice of the Company for a Fundamental Change Redemption Price equal to 100% of the Principal Amount of such Securities plus accrued and unpaid interest, if any, to but not including the Fundamental Change Redemption Date, which Fundamental Change Redemption Price shall be paid in cash.

A third party may make the offer and purchase of the Securities in lieu of the Company in accordance with the Indenture.

Holders have the right to withdraw any Repurchase Notice or Fundamental Change Redemption Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price or Fundamental Change Redemption Price, as the case may be, of all Securities or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Redemption Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Repurchase Date or the Fundamental Change Redemption Date, as the case may be, interest, if any, shall cease to accrue on such Securities (or portions thereof) on such Repurchase Date or Fundamental Change Redemption Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price or Fundamental Change Redemption Price, as the case may be, if any, upon surrender of such Security).

8.               Notice of Redemption.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address.  If money and/or Ordinary Shares (if permitted under the Indenture) sufficient to pay the Redemption Price of, and accrued and unpaid interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on such Redemption Date, interest, if any, shall cease to accrue on such Securities or portions thereof.  Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

9.               Conversion.

Conversion Based on Ordinary Shares Price.  Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Securities into Ordinary Shares on a Conversion Date (1) in any fiscal quarter commencing prior to September 15, 2019 if the Closing Sale Price of the Ordinary Shares for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter is greater than the conversion trigger price per share and (2) after September 15, 2019 and prior to Stated Maturity, if the Closing Sale Price of the Ordinary Shares is greater than or equal to the conversion trigger price per share on any day after September 15, 2019.  The “conversion trigger price” for any fiscal quarter shall be 120% of the Conversion Price per share of Ordinary Shares on the last trading day of such

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preceding fiscal quarter.  If either of the foregoing conditions is satisfied, then the Securities will be convertible at any time of the option of the Holder, through their maturity.

Conversion Based on Trading Price of Securities.  Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Securities into Ordinary Shares during the five Business Day period after any five consecutive trading day period in which the Trading Price per $1,000 Principal Amount of the Securities for each day of such five day period was less than 98% of the product of the Closing Sale Price on the applicable date and the number of Ordinary Shares issuable upon conversion of $1,000 Principal Amount of the Securities.

The “Trading Price” means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Trustee for $5,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 Principal Amount of Securities shall be deemed to be less than 98% of the product of (a) the number of Ordinary Shares issuable upon conversion of $1,000 Principal Amount of Securities and (b) the Closing Sale Price on such date.

The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities would be less than 98% of the product of the Closing Sale Price of Ordinary Shares and the number of Ordinary Shares issuable upon conversion of $1,000 Principal Amount of Securities.  If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Securities beginning on the next trading day and on each successive trading day until the Trading Price per $1,000 Principal Amount of Securities is greater than 98% of the product of the Closing Sale Price and the number of shares issuable upon conversion of $1,000 Principal Amount of the Securities.

Conversion Upon Redemption.  Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a Holder may convert into Ordinary Shares a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, provided such Securities are surrendered for conversion prior to the close of business on the second Business Day immediately preceding the Redemption Date.

Conversion Upon Occurrence of Certain Corporate Transactions.  Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Ordinary Shares would be converted into cash, securities or other property as set forth in Section 10.15 of the Indenture,

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the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Ordinary Shares will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Security into Ordinary Shares immediately prior to the transaction.  If such transaction also constitutes a Fundamental Change, a Holder will be able to require the Company to redeem all or a portion of such Holder’s Securities pursuant to Paragraph 7 hereof and Section 3.14 of the Indenture.  In addition, if such transaction constitutes a Fundamental Change, the Securities will cease to be convertible after the 15th day following the actual effective date of the transaction giving rise to such Fundamental Change.

A Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Redemption Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 34.9406 Ordinary Shares per $1,000 Principal Amount of each Security, subject to adjustment for certain events described in the Indenture.  The Company will deliver cash or a check in lieu of any fractional Ordinary Share.  The ability to surrender Securities for conversion will expire at the close of business on September 15, 2024.

To exercise its conversion right, a Holder must (1) complete and manually sign the conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar taxes, if required.

A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000.  No payment or adjustment will be made for dividends on the Ordinary Shares except as provided in the Indenture.

The Conversion Rate will be adjusted for dividends or distributions on Ordinary Shares payable in Ordinary Shares or other Capital Stock of the Company; subdivisions, combinations or certain reclassifications of Ordinary Shares; distributions to all holders of Ordinary Shares of certain rights to purchase Ordinary Shares for a period expiring within 60 days of the record date for such distribution at less than the Closing Sale Price of the Ordinary Shares at the Time of Determination; distributions to such holders of assets (including cash and Capital Stock of a Subsidiary) or debt or other securities of the Company or certain rights to purchase securities of the Company; a tender or exchange offer by the Company or any Subsidiary for the Ordinary Shares to the extent that the cash and value of any other consideration included in the payment per share of Ordinary Shares exceeds the current market price per share of Ordinary Shares on the trading day next succeeding the Expiration Time.  However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases.  The Company from time to time may voluntarily increase the Conversion Rate.

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Subject to Sections 10.22 and 10.23 of the Indenture, if the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into Ordinary Shares may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

The Conversion Rate will not be adjusted for accrued and unpaid interest.  Upon conversion, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular Record Date and the interest payment date to which it relates).  Instead, accrued and unpaid interest will be deemed to be paid in full by the Ordinary Shares received by the Holder on conversion.

Conversion After a Public Acquirer Change of Control.  In the event of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by the Additional Ordinary Shares pursuant to Section 10.23 of the Indenture, elect to adjust the Conversion Rate such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Securities will be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by multiplying it by a fraction: the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Ordinary Shares are converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per Ordinary Share or (ii) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Price of the Ordinary Shares for the five consecutive trading days prior to but excluding the Effective Date of such Public Acquirer Change of Control, and the denominator of which will be the average of the Closing Sale Price of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.

Adjustment for Conversion Upon a Cash Take-Over Transaction.  If a Holder elects to convert Securities in connection with a Fundamental Change referred to in clause (iii) of Section 3.14 of the Indenture pursuant to which 10% or more of the consideration for the Ordinary Shares (excluding cash payments for fractional shares and cash payments made in respected dissenters’ appraisal rights) in the transaction or transactions otherwise constituting the Fundamental Change does not consist of shares of Publicly Traded Securities (a “Cash Take-Over Transaction”), the Company will increase the number of Ordinary Shares issuable upon conversion of the Securities by a number of additional Ordinary Shares (the “Additional Ordinary Shares”) as set forth in Section 10.23(b) of the Indenture.  The number of Additional Ordinary Shares should be determined by reference to Section 10.23(b) of the Indenture, based on the date on which the Cash Take-Over Transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share for the Ordinary Shares in the Cash Take-Over Transaction.  If shareholders of Ordinary Shares receive only cash in the Cash Take-Over Transaction, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Closing Sale Price of the Ordinary Shares on the five trading-days prior to but not including the Effective Date of such Cash Take-Over Transaction.

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10.         Conversion Arrangement on Call for Redemption.

Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price and Make-Whole Payments, if applicable, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Ordinary Shares of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

11.         Defaulted Interest.

Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 11.02 of the Indenture.

12.         Denominations; Transfer; Exchange.

The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Redemption Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

13.         Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14.         Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws.  After return to the Company, as the case may be, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

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15.         Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 10.15 of the Indenture, to secure the Company’s obligations under this Security or to add to the Company’s covenants for the benefit of the Securityholders or to surrender any right or power conferred, in exchange for Holders agreeing to waive their right to require the Company to purchase all or a portion of their Securities on a specified Repurchase Date, to add additional Repurchase Dates on which Holders may require the Company to purchase all or a portion of their Securities at the applicable Repurchase Price and, in addition, to pay such Holders additional cash payments in connection therewith, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act or to make any change that does not adversely affect the rights of any Holders.

16.         Defaults and Remedies.

Under the Indenture, Events of Default include (i) the Company defaults in payment of interest when due under the Securities and such default continues for 30 days; (ii) default in payment of the Principal Amount, Redemption Price, Make-Whole Payment, Repurchase Price or Fundamental Change Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, other than those referred to in clauses (i) and (ii) above, subject to notice and lapse of time; (iv) certain events of bankruptcy or insolvency affecting the Company or certain of its subsidiaries; and (v) the Pledge Agreement shall cease to be in full force and effect or enforceable, other than in accordance with its terms, or fails to give the Trustee the liens, rights, powers and privileges purported to be created thereby.  A Default under clause (iii) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in the Indenture after actual receipt of such notice.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it.  Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

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17.         Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or their Affiliates with the same rights it would have if it were not Trustee.

18.         No Recourse Against Others.

A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

19.         Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

20.         Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.         GOVERNING LAW.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

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The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture that has in it the text of this Security in larger type.  Requests may be made to:

APEX SILVER MINES LIMITED

c/o Apex Silver Mines Corporation

1700 Lincoln Street

Suite 3050

Denver, Colorado 80203

A-1-15

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:	To convert this Security into Ordinary Shares of the Company, check the box:

I or we assign and transfer this Security to	☐
To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

(Insert assignee’s soc. sec. or tax ID no.)

$
If you want the stock certificate made out in another person’s name, fill in the form below:

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	(Insert other person’s soc. sec. or tax ID no.)

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

(Print or type other person’s name, address and zip code)

Date:                                  Your Signature:

                 (Sign exactly as your name appears on the other side of this Security)

A-1-16

EXHIBIT A-2

[FORM OF CERTIFICATED SECURITY]

[INCLUDE IF SECURITY IS A CERTIFICATED SECURITY TO BE HELD BY AN INSTITUTIONAL ACCREDITED INVESTOR—IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOLLOWING RESTRICTIONS.]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

A-2-1

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

A-2-2

APEX SILVER MINES LIMITED

4.0% Convertible Senior Subordinated Note due 2024

No. [ ]	CUSIP: 03760X101
Issue Date: October 15, 2004	Principal Amount: $
Issue Price: $1,000.00
(for each $1,000 Principal Amount)

APEX SILVER MINES LIMITED, a Cayman Islands company, promises to pay to                         or registered assigns, on September 15, 2024, the Principal Amount of this Security.  This Security is issued with a Principal Amount of                           DOLLARS ($                 ).

This Security shall not bear interest except as specified on the other side of this Security.  This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

A-2-3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

APEX SILVER MINES LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

  AUTHENTICATION

BANK OF NEW YORK,

as Trustee, certifies that this

is one of the Securities referred

to in the within-mentioned Indenture.

By:
Authorized Officer

Dated:

A-2-4

[FORM OF REVERSE SIDE OF CERTIFICATED SECURITY IS THE SAME AS THE FORM OF REVERSE SIDE OF 144A/REG S GLOBAL SECURITY]

A-2-5

EXHIBIT A-3

[FORM OF UNRESTRICTED GLOBAL SECURITY]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

A-3-1

APEX SILVER MINES LIMITED

4.0% Convertible Senior Subordinated Note due 2024

No. [ ]	CUSIP: 03760XAD3
Issue Date: October 15, 2004	Principal Amount: $
Issue Price: $1,000.00
(for each $1,000 Principal Amount)

APEX SILVER MINES LIMITED, a Cayman Islands company, promises to pay to Cede & Co. or registered assigns, on March 15, 2024, the Principal Amount of this Security.  This Security is issued with a Principal Amount of                            DOLLARS ($                ).

This Security shall not bear interest except as specified on the other side of this Security.  This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

A-3-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

APEX SILVER MINES LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

  AUTHENTICATION

BANK OF NEW YORK,

as Trustee, certifies that this

is one of the Securities referred

to in the within-mentioned Indenture.

By:
Authorized Officer

Dated:

A-3-3

[FORM OF REVERSE SIDE OF UNRESTRICTED GLOBAL SECURITY IS THE SAME AS THE FORM OF REVERSE SIDE OF 144A/REG S GLOBAL SECURITY]

A-3-4

EXHIBIT B

Transfer Certificate

In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) (or any successor provision) under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned registered owner of this Security hereby certifies with respect to $                Principal Amount of the above-captioned securities presented or surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

•                                          The transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

•                                          The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

•                                          The transfer of the Surrendered Securities is to an institutional accredited investor, as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act; or

•                                          The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

•                                          The transfer of the Surrendered Securities is pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act; or

•                                          The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

•                                          The transferee is an Affiliate of the Company.

DATE:
Signature(s)

(If the registered owner is a corporation, partnership or

fiduciary, the title of the Person signing on behalf of

such registered owner must be stated.)

B-1